Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

To the Sponsor, Trustee and Unit Holders of

    Equity Focus Trusts—Sector Series, 2004-B:

We consent to the use of our report dated November 17, 2004, included herein and to the reference to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus.

New York, New York

November 17, 2004